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                                                                    EXHIBIT 99.3

                            BAKER HUGHES INCORPORATED

                                    LETTER TO
                      DEPOSITORY TRUST COMPANY PARTICIPANTS
                                       FOR
                            TENDER OF ALL OUTSTANDING

    5.80% NOTES DUE 2003           6% NOTES DUE 2009            6 1/4% NOTES DUE 2009 in       6 7/8% NOTES DUE 2029
       IN EXCHANGE FOR              IN EXCHANGE FOR                  EXCHANGE FOR                 IN EXCHANGE FOR
         REGISTERED                   REGISTERED                      REGISTERED                     REGISTERED
    5.80% NOTES DUE 2003           6% NOTES DUE 2009            6 1/4% NOTES DUE 2009          6 7/8% NOTES DUE 2029


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EACH EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _________
___, 1999, UNLESS EXTENDED (THE "EXPIRATION DATE"). OUTSTANDING NOTES TENDERED IN SUCH EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE FOR SUCH EXCHANGE OFFER.
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To Depository Trust Company Participants:

         We are enclosing herewith the material listed below relating to the offer by Baker Hughes Incorporated (the "Company") to exchange its 5.80% Notes due 2003, 6% Notes due 2009, 6 1/4% Notes due 2009 and 6 7/8% Notes due 2029 (collectively, the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 5.80% Notes due 2003, 6% Notes due 2009, 6 1/4% Notes due 2009 and 6 7/8% Notes due 2029 (collectively, the "Old Notes"), respectively, which offer consists of separate, independent offers to exchange the New Notes of each series for Old Notes of that series (each an "Exchange Offer" and sometimes collectively referred to herein as the "Exchange Offer"), upon the terms and subject to the conditions set forth in the Company's prospectus dated _______ ___, 1999 and the related letter of transmittal.

         We are enclosing copies of the following documents:

                  1. Prospectus dated _______ ___, 1999

                  2. Letter of transmittal (together with accompanying Substitute Form W-9 Guidelines)

                  3. Notice of guaranteed delivery

                  4. Letter that may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, with space provided for obtaining such client's instruction with regard to the Exchange Offer.

         We urge you to contact your clients promptly. Please note that each Exchange Offer will expire at 5:00 p.m., New York City time, on _________ ___, 1999, unless extended.

         No Exchange Offer for Old Notes of a series is conditioned upon any minimum aggregate principal amount of Old Notes of such series being tendered for exchange or upon the consummation of any other Exchange Offer.

         Pursuant to the letter of transmittal, each holder of Old Notes will represent to the Company that (i) any New Notes received are being acquired in the ordinary course of business of the person receiving such New Notes, (ii) such person does not have an arrangement or understanding with any person to participate in the distribution of the Old Notes or the New Notes within the meaning of the Securities Act and (iii) such person is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. In addition, each holder of Old Notes will represent to the Company that (i) if such person is not a broker-dealer, it is not engaged in, and does not intend to




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engage in, a distribution of New Notes and (ii) if such person is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, it will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         The enclosed Letter to Clients contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

         The Company will not pay any fee or commission to any broker or dealer or to any other person (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

         Additional copies of the enclosed material may be obtained from us.

                                                 Very truly yours,

                                                 CITIBANK, N.A.





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